Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aretesyn Technologies, Inc. 2000 Performance Equity Plan, as amended, of our report dated January 26, 2004, with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 26, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida

October 20, 2004